UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2008

ZIONS BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Utah	001-12307	87-0227400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, Suite 1134, Salt Lake City, Utah	84111
(Address of Principal Executive Office)	(Zip Code)

(801) 524-4787

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On March 6, 2008, Zions Bancorporation (the “Registrant”) entered into an Auction Agent Agreement (the “Auction Agent Agreement”) with Zions Direct, Inc., relating to the issuance and sale of the Registrant’s Senior Medium-Term Notes Due Three Years or Less From the Date Issued, Series A (the “Notes”). The Registrant may sell at various times an indeterminate amount of Notes that will not exceed a maximum aggregate principal amount of $500,000,000 outstanding at any given time.

The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-132868) (the “Registration Statement”) previously filed by the Registrant with the Securities and Exchange Commission. Copies of the Auction Agent Agreement and the forms of the Notes are filed as exhibits hereto and incorporated herein by reference. Additional exhibits are filed herewith in connection with the Registrant’s Registration Statement.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

The Registrant hereby files the following exhibits to, and incorporates such exhibits by reference in, the Registration Statement supplemented by the Prospectus Supplement filed with the Securities and Exchange Commission on March 6, 2008, or otherwise pursuant to requirements of Form 8-K:

4.1	Form of Senior Medium-Term Floating Rate Note.

4.2	Form of Senior Medium-Term Fixed Rate Note.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Callister Nebeker & McCullough.

8.1	Opinion of Sullivan & Cromwell LLP regarding certain tax matters.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1).

23.2	Consent of Callister Nebeker & McCullough (included in Exhibit 5.2).

99.1	Auction Agent Agreement, dated March 6, 2008.

99.2	Information relating to Item 14 of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation

Date:	March 11, 2008	By:	/s/ Thomas E. Laursen
Thomas E. Laursen
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Senior Medium-Term Floating Rate Note.

4.2	Form of Senior Medium-Term Fixed Rate Note.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Callister Nebeker & McCullough.

8.1	Opinion of Sullivan & Cromwell LLP regarding certain tax matters.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1).

23.2	Consent of Callister Nebeker & McCullough (included in Exhibit 5.2).

99.1	Auction Agent Agreement, dated March 6, 2008.

99.2	Information relating to Item 14 of the Registration Statement.